                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 3, 2002

                          MARRIOTT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                    1-13881                 52-2055918
 (State of Incorporation)     (Commission File No.)       (IRS Employer
                                                        Identification No.)

                 10400 Fernwood Road, Bethesda, Maryland 20817
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (301) 380-3000

Item 4. Changes in Registrant's Certifying Accountant.

On May 3, 2002, upon the recommendation of our Audit Committee, the Board of Directors dismissed Arthur Andersen LLP (Arthur Andersen) as our independent auditors and appointed Ernst & Young LLP (Ernst & Young) to serve as Marriott International's independent auditors for the current fiscal year which ends on January 3, 2003. The change in auditors is effective immediately.

Arthur Andersen's reports on Marriott International's consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During each of our two most recent fiscal years and through the date of this report, there were: (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and
(ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated May 3, 2002, stating its agreement with such statements.

During each of our two most recent fiscal years and through the date of this report, Marriott did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit 16--Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 3, 2002.

Exhibit 99--Press Release dated May 3, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    MARRIOTT INTERNATIONAL, INC.

Date: May 3, 2002       By: /s/  Michael J. Green
                        ----------------------------------
                        Michael J. Green
                        Vice President, Finance and Principal Accounting Officer